Exhibit 3.249

ARTICLES OF INCORPORATION

OF

ICS RADIOLOGY, INC.

ARTICLE I - NAME

The name of this corporation is ICS RADIOLOGY, INC. (the “Corporation”).

ARTICLE II - TERM

The corporate existence of the Corporation shall be perpetual, unless and until terminated pursuant to Florida law.

ARTICLE III - PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under The Florida Business Corporation Act of the State of Florida.

ARTICLE IV - PRINCIPAL OFFICE ADDRESS

The mailing and street address of the principal office of this Corporation, unless and until relocated, is 515 East Park Avenue, Tallahassee, Florida 32301.

ARTICLE V - CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

ARTICLE VI - REGISTERED AGENT

AND REGISTERED OFFICE

The mailing and street address of the initial registered office of this Corporation is 515 East Park Avenue, Tallahassee, FL 32301; and the name of the initial registered agent of this Corporation at that address is NRAI Services, Inc.

ARTICLE VII - INITIAL BOARD OF DIRECTORS

The Corporation shall have one (1) initial director. The number of directors may be either increased or decreased from time to time as provide in the Corporation’s Bylaws, but shall never be less than one (1). The name and address of the initial director of this Corporation are:

Mark Walter

c/o NRAI Services, Inc.

515 East Park Avenue

Tallahassee, FL 32301

ARTICLE VIII - INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

Mark Walter

c/o NRAI Services, Inc.

515 East Park Avenue

Tallahassee, FL 32301

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 19th day of September, 2011.

/s/ Mark Walter
Mark Walter, Incorporator

CERTIFICATE DESIGNATING THE ADDRESS

AND AN AGENT UPON WHOM PROCESS MAY BE SERVED

W I T N E S S E T H:

That ICS RADIOLOGY, INC. (the “Corporation”), desiring to organize under the laws of the State of Florida, has named NRAI Services, Inc. as its agent to accept service of process within this state.

NRAI Services, Inc.

515 East Park Avenue

Tallahassee, FL 32301

ACKNOWLEDGMENT:

Having been named to accept service of process for the Corporation, at the place designated in this Certificate, NRAI Services, Inc. hereby agrees to act in this capacity, and further agrees to comply with the provisions of all statutes relative to the proper and complete performance of its duties, and accepts the duties and obligations of Section 607.0505, Florida Statutes.

Dated this 19th day of September, 2011.

NRAI SERVICES, INC.

By:	/s/ Peter F. Souza
Name:	Peter F. Souza
Title:	Assistant Secretary